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                                                                 EXHIBIT 10.63
                                PROMISSORY NOTE
                                ---------------


$1,628,000.00                  (Unsecured Loan)          Los Angeles, California
                                                                    July 1, 1997


     FOR VALUE RECEIVED, PAN AMERICAN GROUP, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of PAN AMERICAN FINANCIAL, L.P., a Delaware limited partnership, its successors and assigns (the "Lender") at 1999 Avenue of the Stars, Suite 2960, Los Angeles, California 90067 or at such other place as might be designated in writing by the Lender, the principal sum of One Million Six Hundred Twenty-Eight Thousand Dollars ($1,628,000.00) or so much thereof as has been disbursed by the Lender and remains unpaid, together with interest thereon at a fixed rate equal to Eight Percent (8.0%) per annum. Interest will be calculated on the basis of the actual days elapsed based on a per diem charge computed over a year composed of three hundred sixty (360) days.

     Principal and interest will be paid as follows: Interest on the amounts disbursed, accrued from the date of disbursement through the last day of each semi annual period ending June 30 and December 31, will be paid by the 15th day of each succeeding month, commencing on October 15, 1997. On June 30, 1999, the entire unpaid principal balance and all accrued but unpaid interest thereon will be due and payable.

     The Borrower will have the right at any time and from time to time to prepay the unpaid principal balance of this Note, in whole or in part, without penalty, but with interest on the unpaid principal balance accrued to the date of prepayment.

     The Borrower agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the Lender's rights under this Note or otherwise relating to the indebtedness hereby evidenced, the Borrower will pay the Lender's reasonable attorneys' fees, all court costs and all other expenses incurred by the Lender in connection therewith. At the option of the Lender, after the failure of the Borrower to pay any such sum hereunder within ten (10) days of the date due, the unpaid balance of this Note will bear interest at Ten percent (10.0%) per annum. During the existence of any default, the Lender may apply payments received on any amount due hereunder or under the terms of any instrument now or hereafter evidencing or securing payment of this indebtedness as the Lender determines from time to time.

     This Note is issued by the Borrower and accepted by the Lender pursuant to a lending transaction negotiated, consummated and to be performed in California. This Note is to be construed according to the internal laws of the State of California.



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           The makers, endorsers, sureties, guarantors and all other persons who might become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of nonpayment. Such parties consent to any extension of time (whether one or more) of payment hereof, release of all or any part of the collateral securing payment hereof or release of any party liable for the payment of this obligation. Any such extension or release may be made without notice to any such party and without discharging such party's liability hereunder.


           This Note is intended to strictly conform with all usury laws to the extent applicable to the transactions contemplated hereby. The provisions of this Note and of all agreements between the Borrower and the Lender are hereby expressly limited so that in no contingency or event whatsoever, shall the amount contracted for, charged, paid or agreed to be paid to the Lender for the use, forbearance or retention of money or credit hereunder or otherwise exceed the maximum rate permitted by law therefor. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between the Borrower and the Lender shall, at the time of the execution and delivery thereof, or at the time or performance of such provision shall be due, involve or purport to require any payment in excess of the limits prescribed by law, the obligation to be performed or fulfilled shall be reduced automatically to the limit prescribed by law without the necessity of the execution of any amendment or new document.

           IN WITNESS WHEREOF, the Borrower has executed this instrument effective the date first above written.


                                             PAN AMERICAN GROUP, INC.
                                             a Delaware corporation

                                             By: /s/ GUILLERMO BRON
                                                --------------------------------
                                                Its: Chairman
                                                    ----------------------------

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